SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                               ACT OF 1934
                             (AMENDMENT NO.)

Filed by the registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:

      [ ]  Preliminary Proxy Statement

      [X]  Definitive Proxy Statement

      [ ]  Definitive Additional Materials

      [ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              BETHLEHEM STEEL
                (Name of Registrant as Specified In Its Charter)

                              BETHLEHEM STEEL
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

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                 Bethlehem
                 Steel
                 Corporation

------------------------------------------------------------------------

                 [LOGO OF BETHLEHEM STEEL
                 CORPORATION APPEARS HERE]

                 Notice of 1997
                 Annual Meeting
                 of Stockholders
                 and Proxy
                 Statement

                          BETHLEHEM STEEL CORPORATION
                              1170 Eighth Avenue
                      Bethlehem, Pennsylvania 18016-7699

                   [LOGO OF BETHELHEM STEEL APPEARS HERE]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting (the "Meeting") of Stockholders of Bethlehem Steel Corporation ("Bethlehem") will be held in the Main Ballroom, Radisson Hotel, 4727 Concord Pike, U.S. Route 202, Wilmington, Delaware, on Tuesday, April 29, 1997, at 11 a.m., for the following purposes:

         (1) To elect thirteen Directors to serve for terms of one year and until their successors have been elected and qualified;

         (2) To ratify the appointment of Price Waterhouse LLP as the independent auditors for 1997; and

         (3) To transact such other business as may properly come before the Meeting.

         Stockholders of record at the close of business on March 3, 1997, are entitled to receive notice of and to vote at the Meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the Meeting at the offices of The Corporation Trust Company at 1209 Orange Street, Wilmington, Delaware, for a period of ten days prior to the Meeting.

         This Notice, the Proxy Statement and the enclosed form of proxy are sent to you by order of the Board of Directors.



                                          WILLIAM H. GRAHAM
                                             Secretary

March 14, 1997




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    IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND
    SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
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                      BETHLEHEM STEEL CORPORATION
                  BETHLEHEM, PENNSYLVANIA  18016-7699

General Information for Stockholders . . . . . . . . . . . . . .1
      Proxy Procedure. . . . . . . . . . . . . . . . . . . . . .1
      Stockholder Proposals. . . . . . . . . . . . . . . . . . .2

Election of Directors. . . . . . . . . . . . . . . . . . . . . .2
      General Background . . . . . . . . . . . . . . . . . . . .2
      Information Concerning Nominees. . . . . . . . . . . . . .3
      Amount and Nature of Beneficial Ownership. . . . . . . . .7
      Committees of the Board. . . . . . . . . . . . . . . . . .8
      Certain Business  Relationships. . . . . . . . . . . . . .8

Ratification of the Appointment of Independent Auditors. . . . .8

Executive Compensation . . . . . . . . . . . . . . . . . . . . .9
      Compensation Committee Report on Executive Compensation. .9
      Summary Compensation Table . . . . . . . . . . . . . . . 12
      Stock Option/SAR Grants in 1996. . . . . . . . . . . . . 13
      Aggregated Stock Option/SAR Exercises in 1996
       and December 31, 1996, Stock Option Values. . . . . . . 13
      Pension Plan Table . . . . . . . . . . . . . . . . . . . 13
      Comparative Stock Performance. . . . . . . . . . . . . . 14

Additional Information . . . . . . . . . . . . . . . . . . . . 15
      Indemnification Assurance Agreements . . . . . . . . . . 15
      Stockholders . . . . . . . . . . . . . . . . . . . . . . 15
      Other Matters. . . . . . . . . . . . . . . . . . . . . . 16


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                              PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bethlehem Steel Corporation ("Bethlehem") of proxies for use at the Annual Meeting of Stockholders to be held on April 29, 1997, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or after March 14, 1997.

                   GENERAL INFORMATION FOR STOCKHOLDERS
PROXY PROCEDURE

    Proxies are solicited by the Board of Directors of Bethlehem in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Annual Meeting of Stockholders, whether or not the stockholder attends in person. When the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as proxies in accordance with the stockholder's directions. If no direction is indicated, the shares will be voted as recommended by the Board of Directors.

    Bethlehem has adopted a confidential voting policy which provides that votes of all stockholders of Bethlehem shall be held in confidence from Bethlehem, its directors, officers and employees except (i) to allow the independent inspectors of election to certify the results of the vote, (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against Bethlehem, (iii) in case of a contested proxy solicitation or
(iv) in the event a stockholder has made a written comment on the proxy material. As part of the policy, Bethlehem will continue its current practice of employing an independent tabulator to receive and tabulate the proxies and independent inspectors of election.

    Any stockholder executing a form of proxy may revoke that proxy or may submit a revised form of proxy at any time before it is voted. A stockholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned. Stockholders wishing to name as their proxy someone other than those designated in the form of proxy may do so by crossing out the names of the proxies appearing thereon and inserting the name(s) of the person(s) they wish to have act as proxy. In such a case, it will be necessary that the form of proxy be delivered by the stockholder to the person(s) named and that the person(s) named be present and vote at the Annual Meeting. Any proxy form on which alternate proxies have been named should not be mailed directly to Bethlehem.

    If you are a participant in the Bethlehem Steel Corporation Employee Stock Ownership Plan or the Savings Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies, the enclosed form of proxy will indicate the shares of ESOP Preference Stock and Common Stock allocated to your ESOP account and the shares of Common Stock allocated to your Savings Plan account by State Street Bank and Trust Company, Trustee under both plans, at the close of business on March 3, 1997 ("Record Date"). When the enclosed form of proxy is properly signed, dated and returned, it will serve as instructions to the Trustee to vote the shares allocated to your ESOP and Savings Plan accounts in accordance with your instructions. The enclosed form of proxy must be received by Bethlehem's tabulator before the close of business on Friday, April 25, 1997, in order for your voting instructions as to the shares allocated to your ESOP and Savings Plan accounts to have effect. If the enclosed form of proxy is properly signed, dated and returned, but you do not otherwise specify instructions, the shares allocated to your ESOP and Savings Plan accounts will be voted "For" the two proposals referred to in this Proxy Statement. If you do not return the enclosed form of proxy by the close of business on April 25, 1997, (i) shares allocated to your ESOP account will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received and (ii) shares allocated to your Savings Plan account will be voted by the Trustee in accordance with instructions of the Employee Benefits Administration Committee.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed as the independent inspectors of election for the Annual Meeting. The inspectors of election will treat shares of Common Stock and of ESOP Preference Stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

    The nominees for election to the Board of Directors receiving the greatest number of the affirmative votes cast by holders of Common Stock and of ESOP Preference Stock, up to the number of directors to be

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

elected, will be elected as directors. Accordingly, so long as a quorum is present, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

    The affirmative vote of the holders of a majority of the shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required to ratify the appointment of the independent auditors. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

STOCKHOLDER PROPOSALS

    Stockholders may be asked to consider and take action on proposals submitted by stockholders who are not members of management or the Board of Directors. Proposals by stockholders may be included in the Proxy Statement if the proposals are proper subjects for inclusion, are submitted to Bethlehem on a timely basis and otherwise comply with Rule 14a-8 under Section 14(a) of the Securities Exchange Act of 1934 and the laws of the State of Delaware. Each proposal submitted should include the full and correct registered name and address of the stockholder(s) making the proposal, the number of shares owned and the dates of acquisition thereof. If beneficial ownership is claimed, proof thereof should be submitted with the proposal. In addition, proponents must appear personally or by proxy at the Annual Meeting to present the proposal for action. In order for such proposals to be included for the Annual Meeting of Stockholders to be held in 1998, they must be received by Bethlehem on or before November 14, 1997.

    The Board of Directors carefully considers all proposals and suggestions submitted by stockholders to determine if they are in the best interests of Bethlehem and the stockholders generally. When a stockholder presents, as a formal resolution, a suggestion which is practicable, and in the best interests of Bethlehem and its stockholders, and which can be implemented by management and the Board without the necessity of stockholder approval, the suggestion is usually adopted without stockholder approval and the proponent withdraws the resolution.

                             ELECTION OF DIRECTORS

GENERAL BACKGROUND

    As provided by the laws of Delaware, Bethlehem's state of incorporation, the business and affairs of Bethlehem are managed by or under the direction of the Board of Directors of Bethlehem, which is currently comprised of fifteen members. The Board of Directors represents the interests of the stockholders as a whole and has responsibility for the overall performance of Bethlehem. Stockholders annually elect directors in April of each year to serve for terms of one year and until their successors have been elected and qualified. This annual election of directors is one of the important purposes of the Annual Meeting.

    Members of the Board are kept informed of Bethlehem's business by presentations made at Board meetings and by various reports sent to them by management. The Board of Directors meets regularly and met 8 times during 1996. Directors also meet in committees of the Board and information concerning the committees can be found beginning on page 8 of this Proxy Statement. During 1996, the average attendance of directors at Board meetings and meetings of committees to which they belonged was approximately 95%.

    Of the thirteen directors standing for election, ten are not employees of Bethlehem. These ten non-employee Board members bring valuable experience to Bethlehem from a variety of fields. None of them has carried on an occupation or employment with any subsidiary or other affiliate of Bethlehem.

    Each non-employee director receives cash compensation of $22,000 annually for his or her service as a Bethlehem director. This annual retainer fee includes compensation for service as a member of the Audit Committee, the Compensation Committee, the Finance Committee and the Committee on Directors. In addition, each non-employee director who serves as Chairman of the Audit Committee, the Committee on Directors or the Compensation Committee receives additional compensation of $2,500 annually for service as such Committee Chairman. Each non-employee director also receives an attendance fee of $1,000 for the Annual Meeting of Stockholders, any regular or special board of directors' meeting, any regular or special committee meeting held on a day other than a day on which a board meeting is held and any special meeting attended at the request of the Chairman and held on a day other than a day on which a board or committee meeting is held. Each non-employee director of Bethlehem also receives on December 1 of each year an annual award of 500 shares of Bethlehem Common Stock pursuant to the 1994 Non-Employee Directors Stock Plan, which was approved by stockholders. Non-employee directors are also reimbursed for any expenses which may be incurred by them in connection with the business and affairs of Bethlehem. None of the directors who are employees of Bethlehem is compensated separately for service as a member of the Board of Directors or any committee of the Board.

    Under the Post Retirement Retainer Plan, directors who are not and have not been employees of Bethlehem or its subsidiaries and who retire from the Board with ten or more years of service, will receive annual payments equal to 100% of the annual retainer fee payable at retirement. Directors who retire with between five and ten years of service will receive annual payments starting at 50% of the annual retainer fee payable at retirement for directors with five years of service and increasing 10% for each year of service up to ten years. The annual payments will begin at retirement (or at age 65 if retirement is prior to age 65) and will continue for a period equal to the director's years of service with the Board. In the event of the death of a director, any unpaid amount will be paid to the director's designated beneficiary or the director's estate if there is no designated beneficiary.

    The general retirement policy of the Board provides that non-employee directors shall retire at the end of their term as a director during which they reach age 70, except that non-employee directors who were elected at the 1991 Annual Meeting of Stockholders (all current non-employee directors except Messrs. Civiletti, Clark, Kaden and Kamen and Mrs. Peterson) shall retire at the end of their term as a director during which they reach age 72. Employee directors shall retire from the Board at the time of their retirement from Bethlehem. The present retirement age for management employees of Bethlehem is 65.

    Pursuant to the terms of a 1993 labor agreement with the United Steelworkers of America ("USWA"), the USWA has the right to designate a nominee for consideration by the Committee on Directors and the Board of Directors for one seat on the Board. The nominee is to be a prominent individual with experience in public service, labor, education or business. The nominee shall not be or become, while serving as a director, an officer, employee or director of the USWA. Subject to complying with the same standards of conduct as every other Bethlehem director, and subject to annual election by the stockholders, the USWA nominee will serve as a director during the term of the 1993 labor agreement, which terminates July 31, 1999. Mr. Kaden was designated by the USWA for consideration as a director of Bethlehem by the Committee on Directors. The Committee on Directors recommended Mr. Kaden's election to the Board, the Board elected Mr. Kaden a director in March 1994 and the stockholders elected Mr. Kaden a director at the 1994, 1995 and 1996 Annual Meetings of Stockholders.

    The thirteen nominees whose biographies appear on the following pages have been recommended by the Committee on Directors and proposed by the entire Board of Directors. They have been recommended on the basis of their demonstrated broad knowledge, experience and ability in their respective endeavors and, most importantly, on the basis of their ability to represent the interests of all stockholders, rather than the special interests of a particular group.

INFORMATION CONCERNING NOMINEES

    The persons named in the accompanying form of proxy intend to vote the shares covered by proxies for the election of the director nominees named below. Each nominee is presently a director of Bethlehem and has previously been elected a director by the stockholders. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not expected, the persons named in the accompanying form of proxy will vote for such substitute nominee, if any, as may be recommended by the Board of Directors. Directors elected at the Meeting will hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation, retirement or removal.

    [PHOTO OF CURTIS H. BARNETTE APPEARS HEAR]

         CURTIS H. BARNETTE

              Mr. Barnette, age 62, has been a director of Bethlehem since 1986. He was elected Chairman and Chief Executive Officer effective November 1, 1992. He has been an employee of Bethlehem since 1967, holding various positions. Prior to his election as Chairman and Chief Executive Officer, Mr. Barnette had been Secretary of Bethlehem since 1976, General Counsel since 1977, Vice President, Law from 1977 to 1985 and Senior Vice President since 1985. Mr. Barnette is also a director of Metropolitan
              Life Insurance Company.

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    [PHOTO OF BENJAMIN R. CIVILETTI APPEARS HERE]

         BENJAMIN R. CIVILETTI

              Mr. Civiletti, age 61, was elected a director of Bethlehem in 1993. He has been Chairman of Venable, Baetjer and Howard, a law firm, since July 1993 and a partner since 1981. He had been Managing Partner of that firm from 1987 until 1993. He previously served as Attorney General of the United States from 1979 to 1981. Mr. Civiletti is also a director of MBNA America Bank, N.A., MBNA International Bank Limited and Wackenhut Corrections Corporation.

    [PHOTO OF WORLEY H. CLARK APPEARS HERE]

         WORLEY H. CLARK

              Mr. Clark, age 64, was elected a director of Bethlehem in 1993. He is President of W "H" Clark Associates, Ltd., a consulting firm. He retired as Chairman and Chief Executive Officer of Nalco Chemical Company, a manufacturer of specialty chemicals, in 1994, having held the positions of Chief Executive Officer since 1982 and Chairman since 1984 and having been an employee of that company since 1960. Mr. Clark is also a director of NICOR Inc., USG Corporation, James River Corporation, Ultramar Diamond Shamrock Corporation, Merrill Lynch & Co., Inc. and Millenium Chemicals Inc.

    [PHOTO OF JOHN B. CURCIO APPEARS HERE]

        JOHN B. CURCIO

              Mr. Curcio, age 62, was elected a director of Bethlehem in 1988. He was Chief Executive Officer and a director of Mack Trucks, Inc., a manufacturer of heavy-duty trucks, from 1983 until 1989 and Chairman of the Board from 1985 until his retirement. Mr. Curcio is also a director of Minerals Technologies, Inc. and Integrated Components Systems, Inc. and Vice Chairman of Dallas & Mavis Specialized Carrier Co. and Jupiter Logistics, de Mexico, SA de C.V.

    [PHOTO OF LEWIS B. KADEN APPEARS HERE]

         LEWIS B. KADEN

              Mr. Kaden, age 54, was elected a director of Bethlehem in 1994. He has been a partner of Davis Polk & Wardwell, a law firm, and an Adjunct Professor of Law at Columbia University since 1984, where he was a Professor of Law from 1976 to 1984.

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    [PHOTO OF HARRY P. KAMEN APPEARS HERE]

         HARRY P. KAMEN

              Mr. Kamen, age 63, was elected a director of Bethlehem in 1993. He has been Chairman of the Board and Chief Executive Officer of Metropolitan Life Insurance Company, a mutual life insurance company, since April 1993 and assumed the additional title of President of Metropolitan in December 1995. He has been an employee of Metropolitan since 1959, holding various positions. Prior to his election as Chairman of the Board and Chief Executive Officer, Mr. Kamen had been serving as Senior Executive Vice President since October 1991, Executive Vice President from January to September 1991, Executive Vice President and General Counsel from April 1989 to December 1990 and Senior Vice President and General Counsel from January 1987 to March 1989. Mr. Kamen is also a director of Banco Santander and Pfizer Inc.

    [PHOTO OF ROBERT MCCLEMENTS, JR. APPEARS HERE]

         ROBERT MCCLEMENTS, JR.

              Mr. McClements, age 68, was elected a director of Bethlehem in 1989. He retired in 1992 as Chairman of the Board and a director of Sun Company, Inc., a diversified energy company, positions he held since 1987 and 1979, respectively. Mr. McClements also served as Chief Executive Officer of that company from 1985 until 1991. Mr. McClements is also a director of Unisys Corporation.

    [PHOTO OF GARY L. MILLENBRUCH APPEARS HERE]

         GARY L. MILLENBRUCH

              Mr. Millenbruch, age 59, was elected a director of Bethlehem in 1991. Mr. Millenbruch was elected Executive Vice President and Chief Financial Officer effective November 1, 1992, and Treasurer effective September 1, 1994. He has been an employee of Bethlehem since 1959, holding various positions. Prior to his election as Executive Vice President and Chief Financial Officer, he had been Senior Vice President and Chief Financial Officer since 1986.


    [PHOTO OF ROGER P. PENNY APPEARS HERE]

         ROGER P. PENNY

              Mr. Penny, age 60, was elected a director of Bethlehem in 1991. Mr. Penny was elected President and Chief Operating Officer effective November 1, 1992. He has been an employee of Bethlehem since 1958, holding various positions. Prior to his election as President and Chief Operating Officer, Mr. Penny had been Senior Vice President, Steel Operations since 1987.

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    [PHOTO OF SHIRLEY D. PETERSON APPEARS HERE]

         SHIRLEY D. PETERSON

              Mrs. Peterson, age 55, was elected a director of Bethlehem in January 1996. She has been President of Hood College since July 1995. She was Commissioner of the Internal Revenue Service from 1992 to 1993, an Assistant Attorney General (Tax Division), United States Department of Justice, from 1989 to 1992 and a member of Steptoe & Johnson, a law firm, from 1993 to 1994 and 1969 to 1989. Mrs. Peterson is also an Independent Trustee of Kemper Mutual Funds.

    [PHOTO OF DEAN P. PHYPERS APPEARS HERE]

         DEAN P. PHYPERS

              Mr. Phypers, age 68, was elected a director of Bethlehem in 1986. He was a Senior Vice President and a director of International Business Machines Corporation, an information technology and computer company, from 1979 and 1982, respectively, until 1987. Mr. Phypers is also a director of American International Group, Inc., Church & Dwight Co., Inc. and Cambrex Corp.

    [PHOTO OF WILLIAM A. POGUE APPEARS HERE]

         WILLIAM A. POGUE

              Mr. Pogue, age 69, was elected a director of Bethlehem in 1988. He retired in 1989 as Chairman of the Board, President and Chief Executive Officer of CBI Industries, Inc., a manufacturer of storage tanks and industrial gases, positions he held since 1982, and as a director of that company, a position he held since 1972. Mr. Pogue is also a director of Nalco Chemical Co. and Amerada Hess Corporation.

    [PHOTO OF JOHN F. RUFFLE APPEARS HERE]

         JOHN F. RUFFLE

              Mr. Ruffle, age 59, was elected a director of Bethlehem in 1990. He retired in 1993 as Vice Chairman of the Board of J. P.
              Morgan & Co. Incorporated, a bank holding company, and Morgan Guaranty Trust Co. of New York, a commercial bank, positions he held since 1985. Mr. Ruffle is also a director of Trident Corporation, American Shared Hospital Services, Inc. and Wackenhut Corrections Corporation and a Trustee of JPM Series Trust II.


    In addition to the business activities described above, the director nominees also participate in various other business, professional and charitable activities.

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AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

    The following table shows the shares of Bethlehem Common Stock beneficially owned, directly or indirectly, by each current director, Messrs. Jordan and Post and all directors and executive officers as a group on the Record Date:


                        SHARES OF      SHARES SUBJECT
                        COMMON STOCK   TO ACQUISITION
                       OWNED DIRECTLY   WITHIN 60                   PERCENT
     NAME              OR INDIRECTLY(1)  DAYS(2)          TOTAL    OF CLASS(3)
     ----              --------------  --------------     -----    -----------
Curtis H. Barnette        101,612         184,500        286,112        (4)
Benjamin R. Civiletti       2,700            -             2,700        (4)
Worley H. Clark             3,500            -             3,500        (4)
John B. Curcio              3,000            -             3,000        (4)
Thomas L. Holton (5)        5,700            -             5,700        (4)
Lewis B. Kaden              2,500            -             2,500        (4)
Harry P. Kamen              2,500            -             2,500        (4)
Winthrop Knowlton (5)       2,600            -             2,600        (4)
Robert McClements, Jr.      2,500            -             2,500        (4)
Gary L. Millenbruch        79,184         122,000        201,184        (4)
Roger P. Penny             71,096         138,250        209,346        (4)
Shirley D. Peterson         1,000            -             1,000        (4)
Dean P. Phypers             4,500            -             4,500        (4)
William A. Pogue            3,000            -             3,000        (4)
John F. Ruffle              2,500            -             2,500        (4)
John A. Jordan, Jr.        50,336          38,250         88,586        (4)
David P. Post              29,388          65,450         94,838        (4)

----------
  30 directors and
  executive officers as
  a group (including
  those named above)      619,352 (6)     848,300      1,467,652 (6)  1.31%
----------

(1) The figures shown include shares allocated on the Record Date to the accounts of participants under the Savings Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies.

(2) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days. The shares indicated represent stock options granted under the 1984 Stock Option Plan and the 1988 and 1994 Stock Incentive Plans of Bethlehem and held by the particular individual or group.

(3) Based upon 111,981,138 total outstanding shares of Common Stock on the Record Date.

(4) The number of shares deemed to be owned by each director or executive officer represents less than 1% of the outstanding shares.

(5) Messrs. Holton and Knowlton will retire as directors in April of 1997.

(6) The figures shown include an aggregate of 2,314 shares held by, or for the benefit of, the immediate families or other relatives of all directors and executive officers as a group. Directors and executive officers disclaim beneficial ownership of all of these shares.
----------
    None of the directors or executive officers of Bethlehem own any shares of Bethlehem's Preferred Stock or ESOP Preference Stock.

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
COMMITTEES OF THE BOARD

    Bethlehem's Board of Directors has established committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

    The Executive Committee is presently comprised of Messrs. Barnette (Chairman), Millenbruch and Penny. The Executive Committee serves as a policy-making and supervisory body for all operations of Bethlehem. It has all the delegable powers of the Board of Directors between meetings of the Board. The Committee meets at appropriate times and met 4 times during 1996.

    The Finance Committee is presently comprised of Mr. Barnette (Chairman) and all other directors. The Finance Committee has the authority to advise and consult with respect to all activities, plans and policies affecting the financial affairs of Bethlehem, including dividends. The Finance Committee meets at appropriate times and met 8 times during 1996.

    The Audit Committee is presently comprised of Messrs. Holton (Chairman), Civiletti, Clark, Kaden and Kamen, Mrs. Peterson and Mr. Ruffle. The Audit Committee is responsible for making recommendations to the Board of Directors as to the independent auditors of Bethlehem and subsidiaries to be designated and appointed by the Board of Directors, for reviewing with the independent auditors the scope of their examination of the financial statements of Bethlehem, for meeting with representatives of the independent auditors to review and consider questions relating to their examination and any other report submitted, for reviewing generally with the independent auditors and internal auditors the internal accounting controls and auditing procedures of Bethlehem and for reviewing other professional services performed for Bethlehem by the independent auditors. From time to time the Audit Committee meets with the independent auditors and Bethlehem's internal auditors without members of Bethlehem's management being present. The Audit Committee meets at appropriate times and met 4 times during 1996.

    The Compensation Committee is presently comprised of Messrs. Pogue (Chairman), Curcio, Knowlton, McClements and Phypers. The Compensation Committee is responsible for administering Bethlehem's executive compensation programs and for determining the compensation of Bethlehem's executive officers. The members of the Committee do not participate in the executive compensation programs the Committee administers. The Committee's report on executive compensation can be found beginning on page 9 of this Proxy Statement. The Compensation Committee meets at appropriate times and met 6 times during 1996.

    The Committee on Directors is presently comprised of Mr. Phypers
(Chairman) and all other non-employee directors. The Committee on Directors has the authority to search for persons qualified to be members of the Board and to make recommendations with respect thereto to the Board, to review and evaluate members of the Board, the Committees of the Board, and procedures and policies of the Board and to review and evaluate the performance of Bethlehem and the management thereof. The Committee is also responsible for management evaluation and succession review. If any stockholder wishes to recommend a nominee for membership on the Board of Directors, he or she should write to the Secretary of Bethlehem specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. Each submission must include the written consent of the person proposed for nomination indicating that the person is willing and able to serve as a director of Bethlehem. All such recommendations will be brought to the attention of the Committee on Directors. The Committee on Directors meets at appropriate times and met 5 times during 1996.

CERTAIN BUSINESS RELATIONSHIPS

    As noted above, Mr. Civiletti is Chairman of Venable, Baetjer and Howard and Mr. Kaden is a partner of Davis Polk & Wardwell. Both of these law firms render legal service to Bethlehem in the ordinary course of business.

         RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Price Waterhouse LLP ("Price Waterhouse") as independent auditors to examine the financial statements of Bethlehem and its consolidated subsidiaries for the year 1997.

    Price Waterhouse is a member of the SEC Practice Section of the American Institute of Certified Public Accountants and has submitted a copy of its peer review results to the Audit Committee. The peer review consists of a review and evaluation of the quality of a firm's accounting and auditing services by partners and managers from another CPA firm or from several CPA firms.

    Price Waterhouse states that no partner or professional employee of that firm has any direct financial interest or any material indirect financial interest in Bethlehem or in any of its subsidiaries.

    Representatives of Price Waterhouse are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    The affirmative vote of the holders of a majority of the shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required for ratification of the appointment of the independent auditors.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION
                OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.


                           EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Bethlehem's executive compensation programs are designed to attract, retain and motivate highly qualified executives to help cause the best possible performance from them. Compensation for Bethlehem's executives is based both on individual performance and upon corporate and business unit performance and consists of the following elements:

 bullet Salaries that are determined by individual contribution and performance and that are competitive in the marketplace.

 bullet Incentive compensation bonuses that, if paid, are directly linked to corporate and business unit profitability and performance.

 bullet Long-term stock incentives that are designed to align the interests of the executives with those of the stockholders and to increase the long-term retention of key employees.

 bullet A broad-based employee benefits program which includes a pension program, a savings plan, group medical coverage and life insurance.

    The Compensation Committee of the Board of Directors is responsible for administering Bethlehem's executive compensation programs and for determining the compensation of Bethlehem's executive officers. The Committee has available to it extensive compensation surveys (primarily with respect to salaries, annual incentive compensation and stock options), independent compensation consultants and information about executive compensation within the steel industry and other industry groups. The Committee is composed of directors who are not current or retired employees of Bethlehem and who do not participate in the executive compensation programs which the Committee administers.

    SALARIES. The Committee believes the salary of an executive must be based primarily on the executive's level of responsibility and performance. In addition, the Committee believes that salaries should be competitive with executive salaries provided by other companies in the steel business, including the peer group of integrated steelmakers shown in the comparative performance chart on page 14, and by other companies which are appropriate to use for comparison purposes because of similarities in size or the nature of the businesses. The Committee reviews both publicly available information about the salaries paid to executive officers of other steel companies and broad survey data from over 300 manufacturing, non-utility and non-financial services companies to determine salary levels that compare to those at companies with similar business performance, measured by such criteria as revenue, return on assets and return on equity. Salary levels for Bethlehem's executives are targeted at the median of such survey data for companies with annual revenues of between $3 billion and $6 billion. Since duties, responsibilities and experience of an executive officer may differ from survey norms in both content and scope, adjustments are made by the Committee in its judgment for those factors as well as for individual performance. Consequently, some salaries are lower and some higher than survey medians. The Committee conducts periodic reviews of executive officer salaries and makes adjustments as warranted. The increase in the 1996 salaries of the executive officers named in the Summary Compensation Table was based on individual performance and the continued improvement in Bethlehem's performance and financial results during 1995. The 1996 salary levels for these officers do not, in the Committee's opinion, significantly deviate from survey medians described above.

    INCENTIVE COMPENSATION BONUSES. The Committee believes that competitive salaries should be supplemented by incentive compensation bonus awards which are directly linked to performance-oriented goals as measured by Bethlehem's annual business plan. The awards may be granted in cash, stock or a combination thereof.

    Incentive compensation bonus awards for executive officers are paid pursuant to a profit-sharing plan for essentially all salaried employees.
Under the plan, employees and executive officers have the opportunity to earn a targeted percentage of base salary which increases with higher position levels, thereby placing a greater percentage of compensation at risk for those with greater responsibility. For the chief executive officer and the other four executive officers named in the Summary Compensation Table, payment of incentive compensation under this program is based entirely on the achievement of corporate objectives for return on net assets above a threshold goal and payments may not exceed 120% of base salary for the chief executive officer and 100% of base salary for the other four executive officers. For other executive officers, incentive payments are based on the achievement of corporate profitability and budget goals and, in the case of executives at business units, in part on the achievement of business unit profitability goals and in part on the achievement of corporate profitability goals. For 1996, Mr. Barnette and each of the other four officers named in the Summary Compensation Table received an incentive compensation bonus award equal to approximately 14% and 12%, respectively, of base salary based on Bethlehem's 1996 return on net assets.

    LONG-TERM STOCK INCENTIVES. The Committee believes that stock incentives are an important element of Bethlehem's executive compensation program. They help align the interests of Bethlehem's executives with those of the stockholders and increase the long-term retention of key employees. As discussed below, the Committee has made stock option and restricted stock awards to executive officers and other key employees under its stock incentive plans.

    Executive officers and other key employees have received annual grants of stock options under Bethlehem's stock incentive plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Bethlehem from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market price of Common Stock on the date of grant and have a maximum term of ten years. Options awarded in 1996 may be exercised for up to one-fourth of the shares covered by the option each year over a four-year period commencing on the date of grant and were awarded in tandem with stock appreciation rights. Executives are encouraged to hold the stock received through the exercise of options and stock appreciation rights. In determining the number of option shares to be awarded to an executive officer, the Committee considers the performance of the individual and the individual's position level. The Committee, in its judgment, may adjust the number of shares based on a comparison of option awards (using grant date value) of the survey companies described under "Salaries". Applying these factors, during 1996 the Committee awarded 318 key employees, including Mr. Barnette and the other executive officers named in the table on page 13, options to purchase Bethlehem Common Stock at a price of $13.75 per share (the fair market value of Bethlehem Common Stock on the date of the award).

    The Committee has also implemented a Key Employee Stock Investment Award Program under the 1994 Stock Incentive Plan which is designed to help increase the long-term retention of key employees, encourage their ownership of stock and align their interests with the interests of the stockholders. Under this Program, executive officers and other key employees have been awarded restricted shares of Common Stock which may not be sold, transferred or assigned while the shares are restricted. Unless otherwise determined by the Committee, (a) the restrictions on the shares generally expire either (i) at age 64 or (ii) after five years as to one-half of the shares awarded and at age 64 as to the remaining shares and (b) the shares are forfeited if the employee voluntarily leaves the employment of Bethlehem (unless, at Bethlehem's request, the employee enters into a consulting and non-compete agreement) or is terminated for cause before the restrictions expire. Dividends, if declared, are payable upon the restricted shares. The size of restricted stock awards under this Program is determined by the Committee in its judgment based on a number of factors including level of responsibility, individual performance and potential to make a contribution to Bethlehem's future success, overall corporate progress toward achieving sustained profitability and the Committee's understanding of restricted stock practices at other companies. The Committee assigns no specific weight to any of these factors when making its determinations. In order to retain and motivate Mr. Barnette and the other named executive officers and further align their interests with those of the stockholders, the Committee determined that it was appropriate to award each of them restricted shares of Common Stock under the Key Employee Stock Investment Award Program in April 1996. Mr. Barnette was awarded 30,000 shares, Mr. Penny, 15,000 shares, Mr. Millenbruch, 15,000 shares, Mr. Jordan, 10,000 shares and Mr. Post, 10,000 shares. The shares are restricted and may not be sold, transferred or assigned until age 64, subject to the forfeiture provisions noted above. The size of the awards was based on the factors discussed above.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. In establishing Mr. Barnette's salary for 1996, the Committee considered the salaries of chief executive officers of other steel companies and companies of similar size and complexity. They also considered Mr. Barnette's performance and the continued improvement in Bethlehem's financial results in 1995, during which it had net income of $180 million, an improvement of about $100 million over 1994. During 1995, Bethlehem implemented its strategy of concentrating on steel, rebuilding its financial strength and improving continuously. These actions will help Bethlehem achieve its vision of being the premier steel company and its objectives of increasing stockholder value, serving customers, partnering among employees and being a good citizen. Other significant achievements included: modernization projects that were completed at Burns Harbor including a major blast furnace reline, a coke oven battery rebuild and installation of coal injection for the blast furnaces; a new, five-year, $500 million credit arrangement was entered into; Bethlehem became the first steelmaker to endorse the CERES environmental principles; and a purchasing and transportation strategic sourcing initiative was advanced to help improve costs, quality and management of the $3 billion of materials and services that Bethlehem purchases annually.

    Mr. Barnette received an incentive compensation bonus award for 1996 which is discussed under Incentive Compensation Bonuses above. Stock option and restricted stock awards received by Mr. Barnette during 1996 are discussed under Long-Term Stock Incentives above.

    LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code denies a publicly held corporation, such as Bethlehem, a federal income tax deduction for certain compensation in excess of $1 million per year paid to or accrued for each of its chief executive officer and four other most highly compensated executive officers. "Performance based" compensation, such as stock options awarded under Bethlehem's 1994 Stock Incentive Plan are not subject to the limitation on deductibility.

    Based on Bethlehem's substantial net loss carryforwards ($1.9 billion at December 31, 1996) and the levels and types of compensation of Bethlehem's affected executive officers, the Committee continues to believe that the limitation on deductibility of certain compensation is currently not material to Bethlehem. Nevertheless, the Committee will continue to review the situation and future events with an objective of achieving deductibility to the extent appropriate. Restricted stock awards under the Key Employee Stock Investment Award Program are not exempt from the limitation, but the Committee feels that such awards are a necessary and appropriate incentive to motivate executives and align their interests with the interests of stockholders.

                                   Compensation Committee

                                       William A. Pogue, Chairman
                                       John B. Curcio
                                       Winthrop Knowlton
                                       Robert McClements, Jr.
                                       Dean P. Phypers


SUMMARY COMPENSATION TABLE

    The following table shows the aggregate compensation awarded or paid to, or earned by, Bethlehem's chief executive officer and each of Bethlehem's other four most highly compensated executive officers.

                               ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                     ------------------------------------    ------------------------
                                                                           SHARES
                                               OTHER                       UNDERLYING
                                               ANNUAL        RESTRICTED    OPTIONS/
                                               COMPEN-       STOCK          SARs         ALL OTHER
                     SALARY ($)   BONUS(1)($)  SATION ($)    AWARDS(3)($)  AWARDS (#)
COMPENSATION(4)($)
                     ------       ------       ------        --------      -------       -------------

Curtis H. Barnette
  Chairman and Chief
  Executive Officer
   1996              $655,000     $ 90,400     $     0       $412,500      50,000        $70,718
   1995               625,000      221,300           0              0      50,000         73,660
   1994               550,000      121,000           0        611,250      50,000         66,237

John A. Jordan, Jr.
  Senior Vice President
   1996               349,250       41,700           0        137,500      25,000         40,458
   1995               336,250      101,800           0              0      25,000         43,303
   1994               321,667       72,600           0        203,750      20,000         39,259

Gary L. Millenbruch
  Executive Vice President
  and Treasurer
   1996               439,001       51,300           0        206,250      30,000         51,179
   1995               420,833      125,400           0              0      30,000         52,707
   1994               400,000       88,000           0        305,625      25,000         42,207

Roger P. Penny
  President
   1996               501,001       58,600           0        206,250      35,000         54,678
   1995               480,000      143,100           0              0      35,000         57,845
   1994               455,000      100,100           0        305,625      30,000         47,748

David P. Post
  Senior Vice President
   1996               298,334       35,100           0        137,500      25,000         29,440
   1995               282,500       84,100     105,668 (2)          0      25,000         31,181
   1994               270,000       59,400           0        203,750      20,000         29,980
(/TABLE)
(1) Each executive named in the table received an annual incentive compensation bonus award for 1996 equal to a percentage of base salary at year end 1996 based on Bethlehem's 1996 return on net assets as described under Incentive
    Compensation Bonuses.

(2) Represents the amount of payments to cover tax liabilities arising from the purchase of an individually owned annuity to secure a portion of the unfunded retirement benefits payable to such officer under the Excess
    Benefit Plan and Supplemental Benefits Plan.

(3) Fair market value at date of issuance of restricted shares of Common Stock awarded under the Key Employee Stock Investment Award Program. The shares are restricted and generally may not be sold, transferred or assigned until the recipient reaches age 62 for the 1994 awards and age 64 for the 1996 awards. Mr. Barnette's 1996 award will vest on February 1, 1999, and Mr. Post's 1996 award will vest on February 1, 1998. Dividends, if declared, are payable upon the restricted stock.

    The aggregate number of shares of restricted stock awarded under the Key
    Employee Stock Investment Award Program and held by each of the named individuals at December 31, 1996, and the aggregate value of these shares based on a market value of $8.875 per share at December 31, 1996, is as follows: Mr. Barnette, 96,000 restricted shares with a value of $852,000;
    Mr. Jordan, 29,250 restricted shares with a value of $259,594;
    Mr. Millenbruch, 46,000 restricted shares with a value of $408,250;
    Mr. Penny, 46,000 restricted shares with a value of $408,250; and Mr. Post, 15,000 restricted shares with a value of $133,125.

(4) "All Other Compensation" consists of supplemental insurance costs, Matching
    Company Contributions to the Savings Plan, cash or single premium annuities purchased to cover the shortfall of Matching Company Contributions to the Savings Plan due to Internal Revenue Code limitations and the value of split dollar insurance benefits in the following respective amounts for 1996: Mr. Barnette - $12,671, $6,000, $37,700 and $14,347; Mr. Jordan -
    $9,047, $6,000, $14,900 and $10,511; Mr. Millenbruch - $8,394, $6,000,
    $21,600 and $15,185; Mr.  Penny - $5,901, $6,000, $26,200 and $16,577; and
    Mr. Post - $6,106, $6,000, $11,100 and $6,234. Split Dollar Insurance is in lieu of the Group Term Life Insurance generally provided by Bethlehem to its salaried employees. Each executive pays his own premium for the term life portion of the insurance policy. Bethlehem is reimbursed for the total premium amount advanced out of the proceeds of the insurance policy if the individual dies while


                                    - 12 -

    the split dollar arrangement is in effect or out of the built-up cash value of the policy if the arrangement terminates prior to the death of the individual. As security for repayment, Bethlehem is a collateral assignee of the policy to the extent of any such unreimbursed premium.

STOCK OPTION/SAR GRANTS IN 1997 (1)


                            INDIVIDUAL GRANTS
----------------------------------------------------------------------------
                                                                                 POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                        NUMBER     PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                       OF SHARES     OPTIONS/SARS                                PRICE APPRECIATION FOR
                      UNDERLYING      GRANTED         EXERCISE                      OPTION TERM(2)
                     OPTIONS/SARS   TO EMPLOYEES       PRICE      EXPIRATION     ----------------------
                      GRANTED (#)     IN 1996        (PER SHARE)     DATE           5%           10%
                     ------------  ----------------  -----------  ----------     --------    ----------

Curtis H. Barnette      50,000         8.06%         $13.75         4-24-06      $432,450    $1,095,800

John A. Jordan, Jr.     25,000         4.03           13.75         4-24-06       216,200       547,900

Gary L. Millenbruch     30,000         4.83           13.75         4-24-06       259,470       657,480

Roger P. Penny          35,000         5.64           13.75         4-24-06       302,715       767,060

David P. Post           25,000         4.03           13.75         4-24-06       216,200       547,900

All Optionees (318
executive officers
and key employees)     620,600       100.00           13.75         4-24-06      5,367,569   13,601,070

--------
(1) All stock options granted in 1996 were granted in tandem with stock appreciation rights ("SARs"), have a term of ten years and may be exercised for up to one-fourth of the shares covered by the option each year over a four-year period commencing on the date of grant. The exercise price (per share) of the option is the market price of Common Stock on the date the option is awarded.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions.

AGGREGATED STOCK OPTION/SAR EXERCISES IN 1996 AND DECEMBER 31, 1996, STOCK OPTION VALUES

                                                     NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                  OPTIONS/SARS at 12/31/96      OPTIONS/SARS at 12/31/96
                      SHARES ACQUIRED   VALUE    ---------------------------  ---------------------------
                      ON EXERCISE (#)  REALIZED  EXERCISABLE/UNEXERCISABLE     EXERCISABLE/ UNEXERCISABLE
                      ---------------  --------  ---------------------------  ---------------------------
Curtis H. Barnette          0              0        147,000/125,000                    0/0
John A. Jordan, Jr.         0              0         19,500/60,000                     0/0
Gary L. Millenbruch         0              0         99,500/72,500                     0/0
Roger P. Penny              0              0        112,000/85,000                     0/0
David P. Post               0              0         46,700/60,000                     0/0

PENSION PLAN TABLE

                     ESTIMATED ANNUAL RETIREMENT BENEFIT
              -------------------------------------------------
                25            30          35            40
  COVERED     YEARS OF     YEARS OF     YEARS OF      YEARS OF
COMPENSATION  SERVICE      SERVICE      SERVICE       SERVICE
------------  --------     ---------    ---------     --------

  $100,000    $  37,500    $  45,000    $  52,500     $ 60,000
   200,000       75,000       90,000      105,000      120,000
   300,000      112,500      135,000      157,500      180,000
   400,000      150,000      180,000      210,000      240,000
   500,000      187,500      225,000      262,500      300,000
   600,000      225,000      270,000      315,000      360,000
   700,000      262,500      315,000      367,500      420,000

    The table above shows the estimated annual retirement benefit (before any deductions, including social security benefits) payable in the aggregate to Bethlehem's named executive officers under its qualified defined benefit pension plan, its Excess Benefit Plan and its Supplemental Benefits Plan. The benefit levels in the table assume retirement at age 62, the years of service shown and payment in the form of a single life annuity. Individually owned annuities were purchased in 1993 to secure a portion of the unfunded benefits payable to the named executive officers under the Excess Benefit Plan and the Supplemental Benefits Plan. A second annuity was also purchased for Mr. Post in 1995. The amount of the benefits which were funded by the purchase of the annuities was based on the funded level of Bethlehem's defined benefit pension plan at June 30, 1993 (December 31, 1994, in the case of the 1995 annuity purchased for Mr. Post).

    Covered compensation for purposes of determining retirement benefits for the named executive officers generally consists of salary and incentive compensation reported in the "Bonus" column in the Summary Compensation Table. The monthly retirement benefit payable is generally determined by multiplying average monthly covered compensation (for salary, the highest consecutive 60 months in the last 120 months of continuous service and for incentive compensation, the 5 highest 12-month periods, whether or not consecutive, in the last 120 months of continuous service) times 1.5% times the number of credited years of service. The incentive compensation portion of the benefit is subject to adjustment to the extent it results in the monthly retirement benefit exceeding 55% of average monthly covered compensation. Benefits are also subject to a deduction for social security benefits as well as certain other adjustments.

    As of December 31, 1996, the credited years of service under the Pension Plan or Supplemental Benefits Plan for Messrs. Barnette, Jordan, Millenbruch, Penny and Post were 34 years, 39 years, 37 years, 38 years and 40 years, respectively.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total stockholder return on Bethlehem Common Stock for the last five years with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index ("S&P 500") and a peer group of publicly-traded integrated steelmakers described below. The graph assumes the investment of $100 in Bethlehem Common Stock, the S&P 500 and the peer group on December 31, 1991, and reinvestment of all dividends. The total return for the peer group has been weighted for market capitalization at the beginning of each period.

    The peer group consists of Armco Inc., Inland Steel Industries, LTV Corporation, National Steel Corporation and the U.S. Steel Group of USX Corporation. Information has only been included for (1) LTV common stock at December 31, 1993-1996, and (2) National Steel Corporation at December 31, 1993-1996, since public trading did not commence in those stocks until 1993. Information has only been included for Armco common stock at December 31, 1991-1994, since Armco transferred its carbon steel business during 1994 to a separately traded public company making continuing comparison inappropriate.


                                1991     1992     1993     1994     1995     1996
                                ----     ----     ----     ----     ----     ----
Bethlehem Steel Corporation   $100.00  $114.29  $145.54  $128.57  $99.11   $63.39
S&P 500                       $100.00  $107.62  $118.46  $120.03  $165.13  $203.05
Peer Group                    $100.00  $120.67  $146.62  $142.02  $120.70  $112.30



                           ADDITIONAL INFORMATION

INDEMNIFICATION ASSURANCE AGREEMENTS

    It is and has been Bethlehem's policy to indemnify its officers and directors against any costs, expenses and other liabilities to which they may become subject by reason of their service to Bethlehem, and to insure its directors and officers against such liabilities, as and to the extent permitted by applicable law and in accordance with the principles of good corporate governance. In this regard, Article IX of Bethlehem's By-laws requires Bethlehem to indemnify its directors and officers to the maximum extent permitted by the General Corporation Law of the State of Delaware.

    Pursuant to this policy, Bethlehem has entered into individual Indemnification Assurance Agreements with each of its directors and executive officers pursuant to which Bethlehem has agreed to indemnify each of its directors and executive officers to the full extent provided by applicable law and the By-laws of Bethlehem as currently in effect. In addition, Bethlehem has established in connection with its indemnification policy an irrevocable letter of credit in an aggregate amount of $5 million to assure payment to each director and executive officer of any amounts to which they may become entitled as indemnification pursuant to the By-laws in the event that, for any reason, Bethlehem shall not pay to them any such indemnification.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or (iv) for any transaction from which the director receives an improper personal benefit. Bethlehem's Second Restated Certificate of Incorporation, as amended, includes such a provision in Article Ninth thereof.

STOCKHOLDERS

    Holders of record of Bethlehem's Common Stock and ESOP Preference Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Meeting the shares held on that date. Each share of Common Stock and ESOP Preference Stock is entitled to one vote. On the Record Date, a total of 111,981,138 shares of Common Stock of Bethlehem, owned of record by approximately 36,700 stockholders, were outstanding and a total of 2,470,279 shares of ESOP Preference Stock of Bethlehem, owned of record by a trustee under a qualified plan for approximately 14,400 participants, were outstanding. Set forth below is the only entity which, to the knowledge of the Board of Directors, was the beneficial owner of 5% or more of Bethlehem's Common Stock on the Record Date:

               NAME AND ADDRESS OF                  NUMBER OF     PERCENT OF
                 BENEFICIAL OWNER                    SHARES          CLASS
               -------------------                  ---------     ----------
Wellington Management Company, LLP(1)
75 State Street
Boston, Massachusetts 02109                          9,652,992        8.49%
-------------
(1) Bethlehem received copies of Schedule 13Gs filed with the Securities and Exchange Commission by Wellington Management Company, LLP and Vanguard/Windsor Fund, Inc., indicating that, at December 31, 1996, Wellington Management Company, LLP had shared dispositive power of 9,652,992 shares of Bethlehem Common Stock, including 7,595,800 shares of Bethlehem Common Stock as to which Vanguard/Windsor Fund, Inc. had sole voting and shared dispositive power.

    To the knowledge of the Board of Directors, there were no persons who beneficially owned 5% or more of the ESOP Preference Stock on the Record Date.

OTHER MATTERS

    Management and the Board of Directors do not know of any matters other than those set forth in the form of proxy that will be presented for consideration at the 1997 Annual Meeting. However, execution of a proxy, unless otherwise indicated, confers on the persons named as proxies discretionary authority to vote the shares represented in accordance with their best judgment on other business, if any, that may properly come before the Meeting.

    The cost of soliciting proxies will be borne by Bethlehem. A number of its officers and regular employees may solicit proxies personally and by telephone. Bethlehem has engaged Georgeson & Company, Inc. to assist in soliciting proxies from brokers, bank nominees and institutional holders for an estimated fee of $10,000 plus expenses. Arrangements have been made for brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals, and Bethlehem will reimburse them for their expenses in doing so.


                                                                 March 14, 1997






                                    [Front]

                          BETHLEHEM STEEL CORPORATION
                              1170 EIGHTH AVENUE
                           BETHLEHEM, PA 18016-7699

                   [LOGO OF BETHLEHEM STEEL APPEARS HERE]


                                                        March 14, 1997

To All Bethlehem Stockholders:

    It is a pleasure to invite you to the Annual Meeting of Stockholders which will be held in Wilmington, Delaware on Tuesday, April 29, 1997. We will meet in the Main Ballroom of the Radisson Hotel at 11 a.m. Your continuing interest in Bethlehem's business is appreciated, and I hope that as many of you as possible will attend the Meeting in person.

The annual election of directors will take place at the Meeting. Personal information about each nominee for the Board of Directors as well as information about the functions of the Board and its committees is contained in the Proxy Statement. All nominees have previously been elected by the stockholders.

    Thomas L. Holton and Winthrop Knowlton will retire as directors in April of 1997. We acknowledge and thank them for their many years of outstanding and loyal service to Bethlehem.

    You are also being asked to ratify the appointment of Price Waterhouse LLP as Bethlehem's independent auditors for 1997.

    Please read the formal notice of the Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your proxy in the enclosed envelope. Your vote is important, and the management of Bethlehem appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                          Sincerely,


                                          /s/ Curtis H. Barnette

                                          Curtis H. Barnette,
                                          Chairman

                                  [Back]


                                  BETHLEHEM'S
                                  OBJECTIVES
                   bullet   Increase stockholder value
                   bullet   Serve our customers
                   bullet   Partnership among employees
                   bullet   Be a good citizen


                                   STRATEGY
                   bullet   Concentrate on steel
                   bullet   Rebuild our financial strength --
                                  make the plans
                   bullet   Improve continuously--
                                  safety and total quality



                          FOCUS ON THE VISION             [Logo of Bethlehem
                          Be the Premier Steel Company    Steel appears here]

                                    [Front]


                          BETHLEHEM STEEL CORPORATION
                              1170 Eighth Avenue
                           Bethlehem, PA  18016-7699
P
R     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O       FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 1997
X
Y


The undersigned hereby appoints Curtis H.  Barnette, Roger P.  Penny and Gary
L. Millenbruch the proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bethlehem Steel Corporation to be held on April 29, 1997, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting.

     Election of Directors. Nominees:

     C. H. Barnette, B. R. Civiletti, W. H. Clark, J. B. Curcio,
     L. B. Kaden, H. P. Kamen, R. McClements, Jr., G. L. Millenbruch,
     R. P. Penny, S. D. Peterson, D. P. Phypers, W. A. Pogue, J. F. Ruffle

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. ON MATTERS ON WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF BETHLEHEM'S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES OF STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE BETHLEHEM STEEL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND UNDER THE SAVINGS PLAN FOR SALARIED EMPLOYEES OF BETHLEHEM STEEL CORPORATION AND SUBSIDIARY COMPANIES, AS DESCRIBED IN THE NOTICE OF MEETING AND PROXY STATEMENT DATED MARCH 14, 1997. [SEE REVERSE SIDE]

                                    [Back]

[X]  Please mark your votes
     as in this example.

    IF THIS CARD IS PROPERLY EXECUTED, SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Bethlehem's Board of Directors recommends a vote FOR election of directors and Proposal 2.

                                                    FOR       WITHHELD
1.  Election of Directors.  (see reverse)         [     ]     [     ]

                                                    FOR      AGAINST    ABSTAIN
2.  Ratification of appointment  of Independent   [     ]    [     ]    [     ]
    Auditors.

    For, except vote withheld from
    the following nominee(s):



            ---------------------------------------------------------------

            Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


            ---------------------------------------------------------------

            ---------------------------------------------------------------
            SIGNATURE(S)                                              DATE

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